[ LOGO OF STATE OF NEVADA ] DEAN HELLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: secretaryofstate.biz

CERTIFICATE OF AMENDMENT (Pursuant to NRS 78.385 and 78.390)

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
FOR NEVADA PROFIT CORPORATIONS
(Pursuant to NRS 78.385 and 78.390 ¡§C After Issuance of Stock)

1.	Name of Corporation : ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.

2.	The articles have been amended as follows:

The authorized capital be increased on a 1 for 2 basis from 75,000,000 shares to 150,000,000 shares par value $ 0.001. 5,000,000 of the shares are to be reserved as Preferred Shares and the balance of 145,000,000 as Common Shares.

The issued and outstanding shares of the Company be increased on a 1 for 2 basis from 24,000,000 common shares to 48,000,000 common shares, par value $ 0.001.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at lease a majority of the voting power or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 73.75%.

4.	Effective date of filing (optional): [December 21, 2006]

5.	Officer Signature: /s/ Dudley Delapenha